Exhibit 99.2

CONTENT 03 COMPANY INFORMATION 04 OVERVIEW 05 PORTFOLIO Triple-Net Portfolio Same Store Triple-Net Portfolio Top 10 Relationships and COVID-19 Mitigation Summary Senior Housing - Managed Portfolio Same Store Senior Housing - Managed Portfolio Loans and Other Investments | Development Pipeline NOI Concentrations Geographic Concentrations Lease Expirations 15 INVESTMENT ACTIVITY Summary 16 CAPITALIZATION Overview Indebtedness Debt Maturity Credit Metrics and Ratings 20 FINANCIAL INFORMATION Condensed Consolidated Financial Statements - Statements of Income Condensed Consolidated Financial Statements - Balance Sheets Condensed Consolidated Financial Statements - Statements of Cash Flows FFO, Normalized FFO, AFFO and Normalized AFFO Components of Net Asset Value (NAV) 25 APPENDIX Disclaimer Reporting Definitions Discussion and Reconciliation of Certain Non-GAAP Financial Measures: http://www.sabrahealth.com/investors/financials/reports-presentations/non-gaap 2 SABRA 3Q 2020 SUPPLEMENTAL INFORMATION September 30, 2020

COMPANY INFORMATION

SENIOR MANAGEMENT

Rick Matros
Chairman of the Board, President and Chief Executive Officer

Harold Andrews Jr.
Executive Vice President, Chief Financial Officer and Secretary

Talya Nevo-Hacohen
Executive Vice President, Chief Investment Officer and Treasurer

BOARD OF DIRECTORS

Rick Matros
Chairman of the Board, President and Chief Executive Officer

Michael Foster
Lead Independent Director

Raymond Lewis
Director

Craig Barbarosh
Director

Ronald Geary
Director

Jeffrey Malehorn
Director

Robert Ettl
Director

Lynne Katzmann
Director

Milton Walters
Director

CONTACT INFORMATION

Sabra Health Care REIT, Inc.
18500 Von Karman Avenue
Suite 550
Irvine, CA 92612
888.393.8248
sabrahealth.com

Transfer Agent
American Stock Transfer
and Trust Company
6201 15th Avenue
Brooklyn, NY 11219

3 SABRA 3Q 2020 SUPPLEMENTAL INFORMATION September 30, 2020

SABRA

OVERVIEW

Financial Metrics

Dollars in thousands, except per share data

	September 30, 2020	
	Three Months Ended	Nine Months Ended
Revenues	$ 143,252	$ 446,515
Net operating income [1]	119,292	371,767
Cash net operating income [1]	126,620	371,450
Diluted per share data attributable to common stockholders:		
EPS	$ 0.18	$ 0.49
FFO	0.41	1.25
Normalized FFO	0.48	1.36
AFFO	0.46	1.32
Normalized AFFO	0.46	1.31
Dividends per common share	0.30	1.05

Capitalization and Market Facts

	September 30, 2020
Common shares outstanding	206.9 million
Common equity Market Capitalization	$2.9 billion
Total Debt [2]	$2.8 billion
Total Enterprise Value [2]	$5.6 billion
Common stock closing price	$13.79
Common stock 52-week range	$5.55 - $24.95
Common stock ticker symbol	SBRA

Key Credit Metrics [3]

	September 30, 2020
Net Debt to Adjusted EBITDA	4.91x
Including unconsolidated joint venture	5.48x
Interest Coverage	5.41x
Fixed Charge Coverage Ratio	5.22x
Total Debt/Asset Value	35 %
Secured Debt/Asset Value	1 %
Unencumbered Assets/Unsecured Debt	275 %

Portfolio [4]

Dollars in thousands

As of September 30, 2020	Property Count	Investment	Beds/Units	Occupancy Percentage [5]
Investment in Real Estate Properties, gross				
Triple-Net Portfolio:				
Skilled Nursing / Transitional Care	287	$ 3,642,653	32,019	80.0 %
Senior Housing - Leased	64	707,379	4,242	85.1
Specialty Hospitals and Other	27	663,982	1,193	72.7
Total Triple-Net Portfolio	378	5,014,014	37,454	
Senior Housing - Managed	47	931,655	4,924	81.6
Consolidated Equity Investments	425	5,945,669	42,378	
Unconsolidated Joint Venture Senior Housing - Managed	158	731,191	7,056	75.8
Total Equity Investments	583	6,676,860	49,434	
Investment in Direct Financing Lease, net	1	24,071		
Investments in Loans Receivable, gross [6]	19	61,168		
Preferred Equity Investments, gross [7]	6	42,744		
Total Investments	609	$ 6,804,843		

Includes 71 relationships in 43 U.S. states and Canada

(1) Balance includes (i) $4.2 million of government grant income under the CARES Act for each of the three and nine months ended September 30, 2020 and (ii) $2.6 million and $7.3 million of expenses related to increased supplies and labor needs related to the COVID-19 pandemic for the three and nine months ended September 30, 2020, respectively.
(2) Includes Sabra's 49% pro rata share of the debt of its unconsolidated joint venture.
(3) See page 19 of this supplement for important information about these credit metrics.
(4) Excludes one real estate property held for sale as of the end of the current period.
(5) Occupancy Percentage is presented for the trailing twelve month period and one quarter in arrears, except for our Senior Housing - Managed portfolio, which is presented for the current period on a trailing three month basis.
(6) One of our investments in loans receivable contains a purchase option on one Senior Housing development with 21 units.
(7) Our preferred equity investments include investments in entities owning five Senior Housing developments with an aggregate of 662 units and one Skilled Nursing/Transitional Care development with 120 beds.

4 SABRA 3Q 2020 SUPPLEMENTAL INFORMATION September 30, 2020

SABRA

PORTFOLIO

Triple-Net Portfolio [1]

Triple-Net Portfolio

Dollars in thousands

As of September 30, 2020

	Skilled Nursing/ Transitional Care	Senior Housing - Leased	Specialty Hospitals and Other	Total
Number of Properties	287	64	27	378
Number of Beds/Units	32,019	4,242	1,193	37,454
Investment	$ 3,642,653	$ 707,379	$ 663,982	$ 5,014,014

Triple-Net Portfolio — EBITDARM Coverage [2]

	3Q 2020	2Q 2020	1Q 2020	4Q 2019	3Q 2019
Skilled Nursing/Transitional Care	1.84x	1.66x	1.65x	1.63x	1.64x
Specialty Hospitals and Other	3.38x	3.31x	3.36x	3.29x	3.28x
Aggregate Acute/Post Acute and Other	2.07x	1.91x	1.91x	1.88x	1.89x
Senior Housing - Leased	1.31x	1.38x	1.38x	1.37x	1.36x

Triple-Net Portfolio — Operating Statistics [2]

Dollars in thousands

	3Q 2020	2Q 2020	1Q 2020	4Q 2019	3Q 2019
Skilled Nursing/Transitional Care					
Number of Properties	287	290	291	296	304
Number of Units	32,019	32,516	32,660	33,290	33,879
Cash NOI	$ 78,047	$ 75,011	$ 76,236	$ 77,589	$ 76,525
Occupancy	80.0 %	82.1 %	82.3 %	82.1 %	82.4 %
Skilled Mix	39.0 %	39.0 %	38.6 %	38.0 %	38.7 %
Senior Housing - Leased					
Number of Properties	64	65	64	62	62
Number of Units	4,242	4,290	4,119	3,820	4,011
Cash NOI	$ 11,975	$ 13,046	$ 11,971	$ 10,471	$ 10,244
Occupancy	85.1 %	86.3 %	86.8 %	87.0 %	85.6 %
Specialty Hospitals and Other					
Number of Properties	27	25	25	25	24
Number of Beds	1,193	1,193	1,193	1,193	1,193
Cash NOI	$ 13,277	$ 13,164	$ 13,069	$ 13,256	$ 12,798
Occupancy	72.7 %	70.7 %	71.4 %	71.0 %	72.4 %

(1) All metrics, except Cash NOI, exclude properties held for sale as of the end of the respective period.
(2) Occupancy Percentage and Skilled Mix (together, "Operating Statistics") and EBITDARM Coverage for each period presented include only Stabilized Facilities owned by the Company as of the end of such period and only for the duration such facilities were owned by the Company and classified as Stabilized Facilities. In addition, EBITDARM Coverage and Operating Statistics are presented for the twelve months ended at the end of the respective period and one quarter in arrears, and therefore, EBITDARM Coverage and Operating Statistics exclude assets acquired after June 30, 2020.

5 SABRA 3Q 2020 SUPPLEMENTAL INFORMATION September 30, 2020

SABRA
PORTFOLIO
Same Store Triple-Net Portfolio [1]

Same Store Triple-Net Portfolio [2]

Dollars in thousands

	Number of Properties	Number of Beds/Units 3Q 2020	Number of Beds/Units 2Q 2020	Cash NOI 3Q 2020	Cash NOI 2Q 2020
Skilled Nursing/Transitional Care	287	32,019	32,019	$ 77,392	$ 74,116
Senior Housing - Leased	64	4,242	4,242	$ 11,980	$ 12,904
Specialty Hospitals and Other	25	1,193	1,193	$ 13,171	$ 13,104

Same Store Triple-Net Portfolio — EBITDARM Coverage [3]

	3Q 2020	2Q 2020
Skilled Nursing/Transitional Care	1.81x	1.63x
Specialty Hospitals and Other	3.77x	3.72x
Aggregate Acute/Post Acute and Other	2.09x	1.92x
Senior Housing - Leased	1.32x	1.39x

Same Store Triple-Net Portfolio — Operating Statistics [3]

	Occupancy 3Q 2020	Occupancy 2Q 2020	Skilled Mix 3Q 2020	Skilled Mix 2Q 2020
Skilled Nursing/Transitional Care	79.0 %	81.1 %	38.5 %	38.6 %
Senior Housing - Leased	85.6 %	86.8 %	N/A	N/A
Specialty Hospitals and Other	78.6 %	78.9 %	N/A	N/A

(1) Excludes one real estate property held for sale as of the end of the current period.
(2) Same store triple-net portfolio includes all facilities held for investment for the full period in both comparison periods.
(3) Same store EBITDARM Coverage and Operating Statistics are presented for the twelve months ended at the end of the respective period and one quarter in arrears for Stabilized Facilities owned for the full period in both comparison periods.

6 SABRA 3Q 2020 SUPPLEMENTAL INFORMATION September 30, 2020

SABRA

PORTFOLIO

Top 10 Relationships and COVID-19 Mitigation Summary [1]

Top 10 Relationships

Relationship	Primary Facility Type	Tenant/Borrower Credit Exposure: As of September 30, 2020 [2] Number of Sabra Investments	% of Annualized Cash NOI	EBITDARM Coverage Twelve Months Ended [3]: September 30, 2020	June 30, 2020	Senior Housing - Managed Operator Exposure: As of September 30, 2020 [2] Number of Sabra Investments	% of Annualized Cash NOI	COVID-19 Mitigation Sources: PRF	Suspension of Medicare Sequestration	FMAP	AAMP	Employer Payroll Tax Delay	PPP
Avamere Family of Companies	Skilled Nursing	28	8.5 %	1.31x	1.20x	—	—	✓	✓	✓		✓	✓
Enlivant	Assisted Living	—	—	N/A	N/A	169	7.6 %	✓				✓	N/A
North American Healthcare	Skilled Nursing	24	7.4 %	1.76x	1.64x	—	—	✓	✓	✓	✓	✓	N/A
Signature Healthcare	Skilled Nursing	45	7.3 %	1.68x	1.69x	—	—	✓	✓	✓	✓	✓	N/A
Cadia Healthcare [4]	Skilled Nursing	10	7.2 %	1.87x	1.81x	—	—	✓	✓		✓		N/A
Signature Behavioral [5]	Behavioral Hospitals	6	6.6 %	1.53x	1.47x	—	—	✓	✓		✓	✓	N/A
Holiday AL Holdings LP	Independent Living	—	—	N/A	N/A	22	5.1 %					✓	N/A
Genesis Healthcare, Inc. [6]	Skilled Nursing	8	4.3 %	1.62x	1.55x	—	—	✓	✓	✓	✓	✓	N/A
Healthmark Group [7]	Skilled Nursing	21	3.4 %	1.70x	1.55x	—	—	✓	✓	✓		✓	✓
The McGuire Group	Skilled Nursing	7	3.1 %	2.53x	2.17x	—	—	✓	✓		✓	✓	N/A
		149	47.8 %	1.67x	1.57x	191	12.7 %						
Remaining 61 relationships		255	37.3 %	2.37x	2.20x	14	2.2 %						
		404	85.1 %	1.98x	1.85x	205	14.9 %						

COVID-19 Mitigation Summary [8]

Mitigation Source	Mitigates EBITDARM Reductions	Description	Estimated Available (All Sabra Relationships)
PRF	Yes	The CARES Act has, to date, appropriated $175 billion to the Provider Relief Fund ("PRF" or the "Fund") for hospitals and other providers nationwide to prevent, prepare for and respond to COVID-19, with such amount to be distributed through grants and other payment mechanisms. Thus far, four tranches of the Fund having particular relevance to the Company's portfolio have been distributed. The first such tranche of the Fund was distributed to each eligible health care provider based on its proportionate share of 2019 Medicare FFS payments nationally. The second such tranche of the Fund was distributed based on the respective provider's share of 2018 net patient revenue (less amounts received in connection with the first tranche). The third such tranche of the Fund was allocated for and distributed to eligible skilled nursing facilities with each facility receiving $50,000 plus $2,500 per certified bed. The fourth such tranche of the Fund was allocated for and distributed to eligible skilled nursing facilities with each facility receiving $10,000 plus $1,450 per certified bed.	$210 million [10]
Suspension of Medicare sequestration	Yes	The CARES Act suspended the Medicare sequester (2% of all Medicare fee-for-service payments) from May 1–December 31, 2020; the Medicare sequester was extended from 2029 to 2030.	$10 million
FMAP	Yes	The Families First Coronavirus Response Act provides a temporary 6.2% increase in Federal Medical Assistance Percentages ("FMAP") retroactive to January 1, 2020. States have discretion regarding the distribution of these funds to various healthcare providers.	$30 million
AAMP	[9]	The CARES Act expanded the existing program to allow acute, cancer and children's hospitals to request accelerated and advance Medicare payment ("AAMP") of up to 100% of their Medicare payments for a six-month period, while critical access hospitals may request up to 125%. Other Medicare providers and suppliers (including physicians) may request up to three months advance payment. Repayment will not begin for one year from when the first loan disbursement was made and will be interest-free for up to 29 months.	$130 million [11]
Employer payroll tax delay	[9]	Under the CARES Act, employers can defer payment of the 6.2% FICA tax on wages paid from March 27–December 31, 2020. 50% of the deferred payment is due by December 31, 2021, and the remaining 50% is due by December 31, 2022. All employers are eligible unless they have had a loan forgiven through the Paycheck Protection Program ("PPP").	$20 million
PPP	Potentially	The CARES Act expands eligibility for and provides $349 billion to fund special new loans, loan forgiveness and other relief to small businesses with fewer than 500 employees that have been affected by COVID-19. The Small Business Association can provide a maximum loan of 250% of the last 12 months' average monthly payroll costs over the February 15–June 30, 2020 period, capped at $10 million. Loan amounts spent on payroll and certain other costs for eight weeks following loan origination would be forgiven.	$70 million

(1) Excludes one real estate property held for sale as of the end of the current period.
(2) Consists of our direct investments as well as properties owned through our joint venture with Enlivant.
(3) EBITDARM Coverage is presented for Stabilized Facilities operated by the applicable tenant and is presented one quarter in arrears.
(4) EBITDARM Coverage excludes five non-stabilized facilities representing 4.9% of Annualized Cash NOI.
(5) EBITDARM Coverage excludes one non-stabilized facility representing 0.9% of Annualized Cash NOI.
(6) EBITDARM Coverage excludes a prorated portion of the residual rents due to Sabra from prior asset sales under our 2017 memorandum of understanding with Genesis representing 2.1% of Annualized Cash NOI.
(7) EBITDARM Coverage excludes five non-stabilized facilities representing 0.8% of Annualized Cash NOI.
(8) The following summarizes the aggregate amounts reported as being received by or made available to our operators from funding sources provided under the CARES Act.
(9) Provides additional near-term liquidity for our operators.
(10) Amount includes estimated distribution to eligible senior housing operators equal to 2% of annual patient care revenue.
(11) Benefit may be limited depending on reserve requirements under any working capital or other loans utilized by our operators.

7 SABRA 3Q 2020 SUPPLEMENTAL INFORMATION September 30, 2020

SABRA

PORTFOLIO

Senior Housing - Managed Portfolio

Senior Housing - Managed Portfolio by Operator [1]

Dollars in thousands, except REVPOR

	3Q 2020							3Q 2019
	Enlivant							
	Sabra's Share of Unconsolidated JV [2]	Wholly-Owned	Total Enlivant	Holiday	Sienna	Other	Total	Total
Property Type	AL	AL	AL	IL	IL	AL	AL / IL	AL / IL
Number of Properties	158	11	169	22	8	6	205	214
Number of Units	7,056	631	7,687	3,117	757	419	11,980	12,008
Investment [3]	$ 731,191	$ 127,750	$ 858,941	$ 585,436	$ 126,531	$ 91,938	$1,662,846	$1,600,558
Capital Expenditures: [3]								
Recurring	$ 1,006	$ 364	$ 1,370	$ 890	$ 137	$ 49	$ 2,446	$ 2,391
Non-recurring	$ 145	$ —	$ 145	$ —	$ 113	$ 268	$ 526	$ 1,337
Revenues [4]	$ 37,802	$ 9,652	$ 47,454	$ 19,020	$ 4,508	$ 6,161	$ 77,143	$ 74,256
Cash NOI [4]	$ 9,034	$ 2,818	$ 11,852	$ 6,253	$ 1,072	$ 1,453	$ 20,630	$ 22,520
Cash NOI Margin %	23.9 %	29.2 %	25.0 %	32.9 %	23.8 %	23.6 %	26.7 %	30.3 %
REVPOR	$ 4,411	$ 5,761	$ 4,632	$ 2,519	$ 2,495	$ 5,789	$ 3,697	$ 3,557
Occupancy	75.8 %	81.2 %	76.6 %	82.5 %	79.5 %	79.5 %	79.1 %	85.5 %

Senior Housing - Managed Portfolio — Wholly-Owned [1]

Dollars in thousands, except REVPOR

	3Q 2020	2Q 2020	1Q 2020	4Q 2019	3Q 2019
Number of Properties	47	47	47	46	44
Number of Units	4,924	4,922	4,922	4,809	4,470
Capital Expenditures: [3]					
Recurring	$ 1,440	$ 542	$ 736	$ 1,599	$ 1,327
Non-recurring	$ 381	$ 70	$ 322	$ 901	$ 173
Revenues [4]	$ 39,341	$ 38,820	$ 40,023	$ 38,460	$ 36,348
Cash NOI [4]	$ 11,596	$ 10,674	$ 12,738	$ 12,501	$ 12,405
Cash NOI Margin %	29.5 %	27.5 %	31.8 %	32.5 %	34.1 %
REVPOR - AL	$ 5,771	$ 5,693	$ 5,899	$ 5,843	$ 5,585
REVPOR - IL	$ 2,514	$ 2,499	$ 2,494	$ 2,486	$ 2,480
Occupancy	81.6 %	83.9 %	86.6 %	87.7 %	88.7 %

Senior Housing - Managed Portfolio — Sabra's Share of Unconsolidated JV [1][2]

Dollars in thousands, except REVPOR

	3Q 2020	2Q 2020	1Q 2020	4Q 2019	3Q 2019
Number of Properties	158	159	168	170	170
Number of Units	7,056	7,086	7,463	7,538	7,538
Capital Expenditures:					
Recurring	$ 1,006	$ 415	$ 724	$ 1,148	$ 1,064
Non-recurring	$ 145	$ 680	$ 609	$ 2,354	$ 1,164
Revenues [4]	$ 37,802	$ 36,150	$ 38,135	$ 39,241	$ 37,908
Cash NOI [4]	$ 9,034	$ 6,305	$ 8,370	$ 10,089	$ 10,115
Cash NOI Margin %	23.9 %	17.4 %	21.9 %	25.7 %	26.7 %
REVPOR (all AL)	$ 4,411	$ 4,302	$ 4,340	$ 4,418	$ 4,307
Occupancy	75.8 %	78.9 %	81.5 %	82.2 %	81.4 %

(1) REVPOR and Occupancy Percentage are presented for the three months ended at the end of the respective period and include only Stabilized Facilities owned by the Company as of the end of such period and only for the duration such facilities were owned by the Company and classified as Stabilized Facilities. In addition, revenues, Cash NOI and REVPOR have been adjusted for changes in the foreign currency exchange rate where applicable.

(2) Reflects Sabra's 49% pro rata share of applicable amounts related to its unconsolidated joint venture with Enlivant.

(3) Balances related to properties in Canada are based on the exchange rate as of the end of the period presented. The exchange rate as of September 30, 2020 was $0.7483 per 1 CAD.

(4) Revenues and Cash NOI balances include $1.2 million and $3.0 million of government grant income under the CARES Act for 3Q 2020 for the wholly-owned and unconsolidated JV properties, respectively. Cash NOI balances for the wholly-owned properties also include $1.2 million, $1.7 million and $0.3 million of expenses for 3Q 2020, 2Q 2020 and 1Q 2020, respectively, and Cash NOI balances for the unconsolidated JV properties also include $1.3 million, $2.3 million and $0.5 million of expenses for 3Q 2020, 2Q 2020 and 1Q 2020, respectively, in each case related to increased supplies and labor needs related to the COVID-19 pandemic.

8 SABRA 3Q 2020 SUPPLEMENTAL INFORMATION September 30, 2020

SABRA

PORTFOLIO

Same Store Senior Housing - Managed Portfolio

Same Store Senior Housing - Managed Portfolio — Wholly-Owned [1]

Dollars in thousands, except REVPOR

	3Q 2020	2Q 2020	1Q 2020	4Q 2019	3Q 2019
Number of Properties	44	44	44	44	44
Revenues [2]	$ 35,767	$ 35,266	$ 36,501	$ 37,015	$ 36,348
Cash NOI [2]	$ 10,608	$ 9,704	$ 11,670	$ 12,271	$ 12,405
Cash NOI Margin %	29.7 %	27.5 %	32.0 %	33.2 %	34.1 %
REVPOR - AL	$ 5,847	$ 5,787	$ 5,833	$ 5,836	$ 5,585
REVPOR - IL	$ 2,514	$ 2,499	$ 2,494	$ 2,486	$ 2,480
Occupancy	82.1 %	84.5 %	86.9 %	88.3 %	88.7 %

Same Store Senior Housing - Managed Portfolio — Sabra's Share of Unconsolidated JV [1][3]

Dollars in thousands, except REVPOR

	3Q 2020	2Q 2020	1Q 2020	4Q 2019	3Q 2019
Number of Properties	158	158	158	158	158
Revenues [2]	$ 37,678	$ 35,198	$ 36,654	$ 37,647	$ 36,353
Cash NOI [2]	$ 9,058	$ 6,597	$ 8,541	$ 10,279	$ 10,184
Cash NOI Margin %	24.0 %	18.7 %	23.3 %	27.3 %	28.0 %
REVPOR (all AL)	$ 4,411	$ 4,302	$ 4,340	$ 4,418	$ 4,307
Occupancy	75.8 %	78.9 %	81.5 %	82.2 %	81.4 %

(1) Same store Senior Housing - Managed portfolio includes all facilities owned for the full period in all comparison periods. Same store REVPOR and Occupancy Percentage are presented for the three months ended at the end of the respective period for Stabilized Facilities owned for the full period in all comparison periods. In addition, revenues, Cash NOI and REVPOR have been adjusted for changes in the foreign currency exchange rate where applicable.

(2) Revenues and Cash NOI balances include $1.0 million and $3.0 million of government grant income under the CARES Act for 3Q 2020 for the same store wholly-owned and same store unconsolidated JV properties, respectively. Cash NOI balances for the same store wholly-owned properties also include $1.0 million, $1.5 million and $0.3 million of expenses for 3Q 2020, 2Q 2020 and 1Q 2020, respectively, and Cash NOI balances for the same store unconsolidated JV properties also include $1.3 million, $2.2 million and $0.5 million of expenses for 3Q 2020, 2Q 2020 and 1Q 2020, respectively, in each case related to increased supplies and labor needs related to the COVID-19 pandemic.

(3) Reflects Sabra's 49% pro rata share of applicable amounts related to its unconsolidated joint venture with Enlivant.

9 SABRA 3Q 2020 SUPPLEMENTAL INFORMATION September 30, 2020

SABRA

PORTFOLIO

Loans and Other Investments | Development Pipeline

Loans Receivable and Other Investments

Dollars in thousands

As of September 30, 2020

Loan Type	Number of Loans	Property Type	Principal Balance	Book Value	Weighted Average Contractual Interest Rate	Weighted Average Annualized Effective Interest Rate	Interest Income Three Months Ended September 30, 2020 (1)	Maturity Date
Mortgage	1	Specialty Hospital	$ 19,000	$ 19,000	10.0 %	10.0 %	$ 486	01/31/27
Construction	1	Senior Housing	3,343	3,353	8.0 %	7.8 %	68	09/30/22
Other	17	Multiple	43,973	40,010	6.8 %	6.9 %	723	03/01/21-08/31/28
	19		66,316	62,363	7.8 %	7.9 %	$ 1,277	
Allowance for loan losses			—	(1,287)				
			$ 66,316	$ 61,076				

Other Investment Type	Number of Investments	Property Type	Total Funding Commitments	Total Amount Funded	Book Value	Rate of Return	Other Income Three Months Ended September 30, 2020 (1)
Preferred Equity	6	Skilled Nursing / Senior Housing	$ 37,493	$ 37,493	$ 42,744	11.3 %	$ 1,020

Proprietary Development Pipeline (2)

Dollars in thousands

As of September 30, 2020

	Investment Type		Property Type		Investment Amount (3)		Estimated Real Estate Value Upon Completion			
State	Loan	Preferred Equity	Skilled Nursing/ Transitional Care	Senior Housing	Skilled Nursing/ Transitional Care	Senior Housing	Skilled Nursing/ Transitional Care	Senior Housing	Weighted Average Initial Cash Lease Yield	Certificate of Occupancy Timing (4)
Indiana	—	1	—	1	$ —	$ 6,958	$ —	$ 39,000	7.6 %	Q3 2017
Ohio	—	2	—	2	—	10,360	—	68,000	7.3 %	Q1 2018-Q4 2019
Texas	1	1	1	1	3,613	3,334	14,475	5,700	8.6 %	Q3 2016-Q1 2020
	1	4	1	4	$ 3,613	$ 20,652	$ 14,475	$ 112,700	7.6 %	

(1) Includes income related to loans receivable and other investments held as of September 30, 2020.
(2) Includes projects invested in or committed to as of September 30, 2020.
(3) Investment amount excludes accrued and unpaid interest receivable.
(4) Certificate of occupancy timing represents the period in which the certificate of occupancy has been received for a development project where construction has been completed or when the certificate of occupancy is expected to be received for a development project that is currently under construction.

10

SABRA 3Q 2020 SUPPLEMENTAL INFORMATION

September 30, 2020

PORTFOLIO NOI Concentrations (1) As of September 30, 2020 RELATIONSHIP CONCENTRATION Avamere Family of Companies: 8.5% North American Healthcare: 7.4% Signature Healthcare: 7.3% Other: 48.1% Cadia Healthcare: 7.2% Enlivant 7.6% Holiday Signature Behavioral: 6.6% Other 5.1% 2.2% Managed (No Operator Credit Exposure): 14.9% ASSET CLASS CONCENTRATION Senior Housing - Managed: 14.9% Specialty Hospital and Other: 10.4% Senior Housing - Skilled Nursing/ Leased: 9.8% Transitional Care: 62.9% Interest and Other Income: 2.0% PAYOR SOURCE CONCENTRATION (2) Private Pay: 41.0% Non-Private: 59.0% (1) Concentrations are calculated using Annualized Cash NOI and exclude one real estate property held for sale as of the end of the current period. Relationship and asset class concentrations use Annualized Cash NOI for real estate investments, investments in loans receivable and other investments, and investment in unconsolidated joint venture. Payor source concentration excludes Annualized Cash NOI from investments in loans receivable and other investments. (2) Tenant and borrower revenue presented one quarter in arrears. 11 SABRA 3Q 2020 SUPPLEMENTAL INFORMATION September 30, 2020

SABRA

PORTFOLIO

Geographic Concentrations [1]

Property Type

As of September 30, 2020

Location	Skilled Nursing/ Transitional Care	Senior Housing - Leased	Senior Housing - Managed	Specialty Hospitals and Other	Consolidated Total	% of Consolidated Total	Unconsolidated JV Senior Housing - Managed	Total	% of Total
Texas	39	9	6	14	68	16.0 %	28	96	16.5 %
Indiana	14	3	—	1	18	4.2	21	39	6.7
California	24	1	1	4	30	7.1	—	30	5.1
Washington	15	1	1	—	17	4.0	12	29	5.0
Kentucky	24	1	—	2	27	6.4	1	28	4.8
Oregon	15	4	—	—	19	4.5	6	25	4.3
Ohio	5	1	—	—	6	1.4	15	21	3.6
Wisconsin	4	3	3	—	10	2.3	10	20	3.4
Pennsylvania	2	—	5	1	8	1.9	11	19	3.3
Massachusetts	18	—	—	—	18	4.2	—	18	3.1
Other (33 states & Canada)	127	41	31	5	204	48.0	54	258	44.2
Total	287	64	47	27	425	100.0 %	158	583	100.0 %
% of Consolidated Total	67.5 %	15.1 %	11.1 %	6.3 %	100.0 %				
% of Total	49.2 %	11.0 %	8.1 %	4.6 %	72.9 %		27.1 %	100.0 %	

Distribution of Beds/Units

As of September 30, 2020

		Property Type								
Location	Total Number of Properties	Skilled Nursing/ Transitional Care	Senior Housing - Leased	Senior Housing - Managed	Specialty Hospitals and Other	Consolidated Total	% of Consolidated Total	Unconsolidated JV Senior Housing - Managed	Total	% of Total
Texas	96	4,816	577	856	366	6,615	15.6 %	1,092	7,707	15.6 %
Indiana	39	1,547	432	—	48	2,027	4.8	963	2,990	6.0
Kentucky	28	2,598	142	—	100	2,840	6.7	55	2,895	5.9
California	30	2,058	58	102	340	2,558	6.0	—	2,558	5.2
Washington	29	1,591	52	113	—	1,756	4.1	504	2,260	4.6
Massachusetts	18	2,209	—	—	—	2,209	5.2	—	2,209	4.5
Oregon	25	1,520	377	—	—	1,897	4.5	207	2,104	4.2
North Carolina	15	1,454	—	237	—	1,691	4.0	—	1,691	3.4
New York	10	1,566	—	107	—	1,673	4.0	—	1,673	3.4
Missouri	14	1,225	—	184	—	1,409	3.3	—	1,409	2.8
Other (33 states & Canada)	279	11,435	2,604	3,325	339	17,703	41.8	4,235	21,938	44.4
Total	583	32,019	4,242	4,924	1,193	42,378	100.0 %	7,056	49,434	100.0 %
% of Consolidated Total		75.6 %	10.0 %	11.6 %	2.8 %	100.0 %				
% of Total		64.8 %	8.6 %	9.9 %	2.4 %	85.7 %		14.3 %	100.0 %	

[1] Excludes one real estate property held for sale as of the end of the current period.

12 SABRA 3Q 2020 SUPPLEMENTAL INFORMATION September 30, 2020

SABRA

PORTFOLIO

Geographic Concentrations Continued [1]

Investment

Dollars in thousands

As of September 30, 2020

		Property Type					
Location	Total Number of Properties	Skilled Nursing/ Transitional Care	Senior Housing - Leased	Senior Housing - Managed	Specialty Hospitals and Other	Total	% of Total
Texas	68	$ 385,040	$ 81,305	$ 181,449	$ 196,098	$ 843,892	14.2 %
California	30	435,612	18,160	36,397	224,761	714,930	12.0
Oregon	19	261,316	86,860	—	—	348,176	5.9
Maryland	9	325,234	4,171	—	—	329,405	5.6
New York	10	297,392	—	19,968	—	317,360	5.3
Kentucky	27	228,773	23,669	—	39,696	292,138	4.9
Indiana	18	174,427	88,824	—	5,310	268,561	4.5
Washington	17	188,551	10,686	27,714	—	226,951	3.8
Arizona	8	33,513	10,348	38,190	121,757	203,808	3.4
North Carolina	15	123,462	—	68,339	—	191,801	3.2
Other (30 states & Canada) [2]	204	1,189,333	383,356	559,598	76,360	2,208,647	37.2
Total	425	$ 3,642,653	$ 707,379	$ 931,655	$ 663,982	$5,945,669	100.0 %
% of Total investment		61.3 %	11.9 %	15.6 %	11.2 %	100.0 %	

[1] Excludes (i) one real estate property held for sale as of the end of the current period and (ii) our unconsolidated joint venture.
[2] Investment balance in Canada is based on the exchange rate as of September 30, 2020 of $0.7483 per 1 CAD.

13 SABRA 3Q 2020 SUPPLEMENTAL INFORMATION September 30, 2020

SABRA
PORTFOLIO
Lease Expirations

Lease Expirations [1]

Dollars in thousands

As of September 30, 2020

	Skilled Nursing/ Transitional Care	Senior Housing - Leased	Specialty Hospitals and Other	Total Annualized Revenues	% of Total
2020 [2]	$ 3,973	$ —	$ —	$ 3,973	0.9 %
2021	1,980	1,165	—	3,145	0.7 %
2022	24,724	5,140	—	29,864	7.1 %
2023	9,074	—	—	9,074	2.2 %
2024	21,483	2,327	—	23,810	5.6 %
2025	15,251	3,124	1,241	19,616	4.6 %
2026	26,709	603	—	27,312	6.5 %
2027	39,976	720	33,486	74,182	17.6 %
2028	15,086	8,053	3,919	27,058	6.4 %
2029	57,738	5,708	5,628	69,074	16.3 %
Thereafter	104,013	23,037	8,443	135,493	32.1 %
Total Annualized Revenues	$ 320,007	$ 49,877	$ 52,717	$ 422,601	100.0 %

(1) Excludes (i) Senior Housing - Managed communities and (ii) one real estate property held for sale as of the end of the current period. Annualized Revenues are net of repositioning reserves, if applicable.
(2) All remaining 2020 lease expirations are on December 31, 2020.

14 SABRA 3Q 2020 SUPPLEMENTAL INFORMATION September 30, 2020

SABRA

INVESTMENT ACTIVITY

Summary

Investment Activity

Dollars in thousands

Location	Initial Investment Date	Property Type	Number of Properties	Beds/Units	2020 Amounts Invested [(1)]	Rate of Return/Initial Cash Yield
Real Estate						
Traditions of Brookside [(2)]	01/07/20	Senior Housing - Leased	1	157	$ 33,363	7.24 %
Elan Westpointe [(3)]	01/15/20	Senior Housing - Managed	1	113	25,000	8.00 %
Traditions of Beaumont [(4)]	01/31/20	Senior Housing - Leased	1	142	24,000	7.38 %
Traditions at Hunter Station [(5)]	04/01/20	Senior Housing - Leased	1	135	30,223	7.28 %
Additions to Real Estate [(6)]	Various	Multiple	N/A	N/A	20,320	8.23 %
Total Real Estate Investments					132,906	7.57 %
Preferred Equity						
Wellmore of Daniel Island	07/31/20	Senior Housing	1	186	20,000	10.00 %
Total Preferred Equity Investments					20,000	10.00 %
Loans Receivable						
Ignite Promissory Note	01/07/20	Skilled Nursing/ Transitional Care	N/A	N/A	865	7.00 %
Additional Loans Receivable Fundings [(7)]	Various	Multiple	N/A	N/A	772	8.00 %
Total Loans Receivable					1,637	7.47 %
All Investments through September 30, 2020					$ 154,543	7.88 %

(1) Excludes capitalized acquisition costs and origination fees.
(2) Amount invested reflects the gross investment, of which $7.1 million was used to repay our preferred equity investment in this property that had a 12% yield.
(3) Amount invested reflects the gross investment, of which $6.4 million was used to repay our preferred equity investment in this property that had a 10% yield.
(4) Amount invested reflects the gross investment, of which $2.5 million was used to repay our preferred equity investment in this property that had a 12% yield.
(5) Amount invested reflects the gross investment, of which $4.6 million was used to repay our preferred equity investment in this property that had a 12% yield.
(6) Excludes capital expenditures for the Senior Housing - Managed portfolio and recurring capital expenditures for the Triple-Net portfolio.
(7) Initial investment occurred prior to 2020. Amount invested reflects incremental fundings during the nine months ended September 30, 2020.

15 SABRA 3Q 2020 SUPPLEMENTAL INFORMATION September 30, 2020

SABRA
CAPITALIZATION
Overview

Debt

Dollars in thousands

As of September 30, 2020	Consolidated Debt	Sabra's Share of Unconsolidated JV Debt	Total Debt
Secured debt	$ 80,124	$ 376,026	$ 456,150
Revolving credit facility	56,000	—	56,000
Term loans	1,048,538	—	1,048,538
Senior unsecured notes	1,250,000	—	1,250,000
Total Debt	2,434,662	376,026	2,810,688
Deferred financing costs and premiums/discounts, net	(11,678)	(3,629)	(15,307)
Total Debt, Net	$ 2,422,984	$ 372,397	$ 2,795,381

Revolving Credit Facility

Dollars in thousands

As of September 30, 2020	
Credit facility availability	$ 944,000
Credit facility capacity	1,000,000

Enterprise Value

Dollars in thousands, except per share amounts

As of September 30, 2020	Shares Outstanding	Price	Value
Common stock	206,928,325	$ 13.79	$ 2,853,542
Consolidated Debt			2,434,662
Cash and cash equivalents			(35,034)
Consolidated Enterprise Value			5,253,170
Sabra's share of unconsolidated joint venture debt			376,026
Sabra's share of unconsolidated joint venture cash and cash equivalents			(3,955)
Total Enterprise Value			$ 5,625,241

At-The-Market Common Stock Offering Program

Dollars in thousands, except per share amounts

Three Months Ended September 30, 2020	
Shares issued	1,366,083
Net proceeds	$ 21,121
Weighted average price per share	$ 15.70
Availability as of September 30, 2020	$ 314,689

Common Stock and Equivalents

	Weighted Average Common Shares			
	Three Months Ended September 30, 2020		Nine Months Ended September 30, 2020	
	EPS, FFO and Normalized FFO	AFFO and Normalized AFFO	EPS, FFO and Normalized FFO	AFFO and Normalized AFFO
Common stock	205,758,979	205,758,979	205,560,086	205,560,086
Common equivalents	32,720	32,720	32,720	32,720
Basic common and common equivalents	205,791,699	205,791,699	205,592,806	205,592,806
Dilutive securities:				
Restricted stock and units	935,468	1,731,687	849,868	1,695,372
Diluted common and common equivalents	206,727,167	207,523,386	206,442,674	207,288,178

16 SABRA 3Q 2020 SUPPLEMENTAL INFORMATION September 30, 2020

SABRA
CAPITALIZATION
Indebtedness

Fixed | Variable Rate Debt

Dollars in thousands

As of September 30, 2020		Principal	Weighted Average Interest Rate [1]	% of Total
Fixed Rate Debt				
Secured debt	$	80,124	3.68 %	2.8 %
Unsecured senior notes		1,250,000	4.76 %	44.5 %
Total fixed rate debt		1,330,124	4.70 %	47.3 %
Variable Rate Debt [2]				
Revolving credit facility		56,000	1.25 %	2.0 %
Term loans		1,048,538	2.35 %	37.3 %
Sabra's share of unconsolidated joint venture variable rate debt		376,026	2.69 %	13.4 %
Total variable rate debt		1,480,564	2.39 %	52.7 %
Total Debt	$	2,810,688	3.48 %	100.0 %

Secured | Unsecured Debt

Dollars in thousands

As of September 30, 2020		Principal	Weighted Average Interest Rate [1]	% of Total
Secured Debt				
Secured debt	$	80,124	3.68 %	2.8 %
Sabra's share of unconsolidated joint venture secured debt		376,026	2.69 %	13.4 %
Total secured debt		456,150	2.87 %	16.2 %
Unsecured Debt				
Unsecured senior notes		1,250,000	4.76 %	44.5 %
Revolving credit facility		56,000	1.25 %	2.0 %
Term loans		1,048,538	2.35 %	37.3 %
Total unsecured debt		2,354,538	3.60 %	83.8 %
Total Debt	$	2,810,688	3.48 %	100.0 %

(1) Weighted average interest rate includes private mortgage insurance and impact of interest rate derivative agreements.
(2) Term loans include $845.0 million subject to swap agreements that fix LIBOR at a weighted average rate of 1.24%, and $93.5 million (CAD $125.0 million) subject to a swap agreement that fixes CDOR at 0.93%. Excluding these amounts, variable rate debt was 19.3% of Total Debt as of September 30, 2020. Additionally, unconsolidated joint venture debt includes $368.4 million subject to interest rate cap agreements that cap LIBOR at a weighted average rate of 2.89%.

17 SABRA 3Q 2020 SUPPLEMENTAL INFORMATION September 30, 2020

SABRA
CAPITALIZATION
Debt Maturity

Debt Maturity Schedule

Dollars in thousands	Secured Debt		Unsecured Senior Notes		Term Loans		Revolving Credit Facility [1]		Consolidated Debt		Sabra's Share of Unconsolidated JV Debt		Total Debt	
As of September 30, 2020	Principal	Rate [2]	Principal	Rate [2]	Principal	Rate [2]	Principal	Rate [2]	Principal	Rate [2]	Principal	Rate [2]	Principal	Rate [2]
10/1/20 - 12/31/20	$ 655	3.13 %	$ —	—	$ —	—	$ —	—	$ 655	3.13 %	$ 876	2.67 %	$ 1,531	2.87 %
2021	17,689	3.04 %	—	—	—	—	—	—	17,689	3.04 %	14,851	2.67 %	32,540	2.87 %
2022	2,412	2.88 %	—	—	105,000	1.40 %	—	—	107,412	1.43 %	6,230	2.67 %	113,642	1.50 %
2023	2,478	2.89 %	—	—	350,000	1.40 %	56,000	1.25 %	408,478	1.39 %	6,609	2.67 %	415,087	1.41 %
2024	2,545	2.90 %	300,000	4.80 %	593,538	1.45 %	—	—	896,083	2.58 %	6,660	2.67 %	902,743	2.58 %
2025	2,615	2.91 %	—	—	—	—	—	—	2,615	2.91 %	188,866	2.67 %	191,481	2.67 %
2026	2,687	2.92 %	500,000	5.13 %	—	—	—	—	502,687	5.11 %	81,497	2.87 %	584,184	4.80 %
2027	2,761	2.93 %	100,000	5.88 %	—	—	—	—	102,761	5.80 %	70,437	2.58 %	173,198	4.49 %
2028	2,837	2.94 %	—	—	—	—	—	—	2,837	2.94 %	—	—	2,837	2.94 %
2029	2,914	2.96 %	350,000	3.90 %	—	—	—	—	352,914	3.89 %	—	—	352,914	3.89 %
Thereafter	40,531	3.25 %	—	—	—	—	—	—	40,531	3.25 %	—	—	40,531	3.25 %
Total Debt	80,124		1,250,000		1,048,538		56,000		2,434,662		376,026		2,810,688	
Premium, net	—		6,740		—		—		6,740		—		6,740	
Deferred financing costs, net	(1,149)		(8,416)		(8,853)		—		(18,418)		(3,629)		(22,047)	
Total Debt, Net	$ 78,975		$1,248,324		$1,039,685		$ 56,000		$2,422,984		$ 372,397		$2,795,381	
Wtd. avg. maturity/years	18.6		6.3		3.4		2.9		5.4		5.0		5.3	
Wtd. avg. interest rate [3]	3.68 %		4.76 %		2.35 %		1.25 %		3.61 %		2.69 %		3.48 %	

(1) Revolving Credit Facility is subject to two six-month extension options.
(2) Represents actual contractual interest rates excluding private mortgage insurance and impact of interest rate derivative agreements.
(3) Weighted average interest rate includes private mortgage insurance and impact of interest rate derivative agreements.

18 SABRA 3Q 2020 SUPPLEMENTAL INFORMATION September 30, 2020

CAPITALIZATION Credit Metrics and Ratings Key Credit Metrics (1) December 31, 2019 September 30, 2020 Net Debt to Adjusted EBITDA (2)(3) 4.89x 4.91x Net Debt to Adjusted EBITDA - Including Unconsolidated Joint Venture (2)(3) 5.38x 5.48x Interest Coverage (2) 5.28x 5.41x Fixed Charge Coverage Ratio (2) 5.08x 5.22x Total Debt/Asset Value 36% 35 % Secured Debt/Asset Value 2% 1 % Unencumbered Assets/Unsecured Debt 275% 275 % Cost of Permanent Debt (4) 3.79% 3.53 % Unsecured Notes Ratings S&P (Stable outlook) BBB- Fitch (Negative outlook) BBB- Moody's (Negative outlook) Ba1 (1) Key credit statistics (except net debt to adjusted EBITDA) are calculated in accordance with the credit agreement relating to the revolving credit facility and the indentures relating to our unsecured senior notes. (2) Based on the trailing twelve month period ended as of the date indicated. (3) Net Debt to Adjusted EBITDA is calculated based on Pro Forma Annualized Adjusted EBITDA, which is Adjusted EBITDA, as adjusted for annualizing adjustments that give effect to the acquisitions and dispositions completed during the respective period as though such acquisitions and dispositions were completed as of the beginning of the period presented. Net Debt to Adjusted EBITDA - Including Unconsolidated Joint Venture is calculated based on Annualized Adjusted EBITDA, as adjusted, which includes Annualized Adjusted EBITDA and is further adjusted to include the Company's share of the unconsolidated joint venture interest expense. See “Reconciliations of Non-GAAP Financial Measures” on our website at http://www.sabrahealth.com/investors/financials/reports-presentations/non-gaap for additional information. (4) Excludes revolving credit facility balance that had an interest rate of 1.25% and 2.91% as of September 30, 2020 and December 31, 2019, respectively. 19 SABRA 3Q 2020 SUPPLEMENTAL INFORMATION September 30, 2020

FINANCIAL INFORMATION Condensed Consolidated Financial Statements Condensed Consolidated Statements of Income Dollars in thousands, except per share data Three Months Ended September 30, Nine Months Ended September 30,   2020 2019 2020 2019 Revenues: Rental and related revenues $ 100,612 $ 110,104 $ 319,851 $ 339,291 Interest and other income 3,299 3,325 8,756 77,145 Resident fees and services   39,341   36,405 117,908   89,537 Total revenues   143,252   149,834 446,515 505,973 Expenses: Depreciation and amortization 44,209 43,092 132,579 137,517 Interest 24,904 29,255 75,900 99,181 Triple-net portfolio operating expenses 5,249 5,611 15,481 17,140 Senior housing - managed portfolio operating expenses 27,745 23,979 82,976 60,258 General and administrative 7,216 8,709 24,650 24,952 (Recovery of) provision for loan losses and other reserves (90) 57 706 1,457 Impairment of real estate   3,154   13,966 3,154   119,102 Total expenses   112,387   124,669 335,446 459,607 Other income (expense): Loss on extinguishment of debt (139) (644) (531) (10,763) Other income 115 215 2,308 385 Net gain (loss) on sales of real estate 2,715 (19) 2,828 1,216 Total other income (expense) 2,691 (448) 4,605 (9,162) Income before income (loss) from unconsolidated joint venture and income tax benefit (expense) 33,556 24,717 115,674 37,204 Income (loss) from unconsolidated joint venture 2,766 (605) (13,037) (5,635) Income tax benefit (expense) 138 (826) (1,337) (2,292) Net income 36,460 23,286 101,300 29,277 Net income attributable to noncontrolling interest — (4) — (22) Net income attributable to common stockholders $ 36,460 $ 23,282 $ 101,300 $ 29,255     Net income attributable to common stockholders, per: Basic common share  $ 0.18  $ 0.12  $ 0.49  $ 0.16 Diluted common share $ 0.18 $ 0.12 $ 0.49 $ 0.16         Weighted-average number of common shares outstanding, basic 205,791,699   190,650,400 205,592,806 183,578,254 Weighted-average number of common shares outstanding, diluted 206,727,167 191,952,389 206,442,674 184,698,411 20 SABRA 3Q 2020 SUPPLEMENTAL INFORMATION September 30, 2020

FINANCIAL INFORMATION Condensed Consolidated Financial Statements Condensed Consolidated Balance Sheets Dollars in thousands, except per share data September 30, 2020 December 31, 2019   (unaudited)   Assets Real estate investments, net of accumulated depreciation of $640,214 and $539,213 as of September 30, 2020 and December 31, 2019, respectively $ 5,306,272 $ 5,341,370 Loans receivable and other investments, net 103,820 107,374 Investment in unconsolidated joint venture 293,801 319,460 Cash and cash equivalents 35,034 39,097 Restricted cash 6,815 10,046 Lease intangible assets, net 85,943 101,509 Accounts receivable, prepaid expenses and other assets, net 159,933 150,443 Total assets $ 5,991,618 $ 6,069,299 Liabilities Secured debt, net $ 78,975 $ 113,070 Revolving credit facility 56,000 — Term loans, net 1,039,685 1,040,258 Senior unsecured notes, net 1,248,324 1,248,773 Accounts payable and accrued liabilities 143,742 108,792 Lease intangible liabilities, net 60,552 69,946 Total liabilities 2,627,278 2,580,839 Equity Preferred stock, $0.01 par value; 10,000,000 shares authorized, zero shares issued and outstanding as of September 30, 2020 and December 31, 2019 — — Common stock, $0.01 par value; 500,000,000 shares authorized, 206,928,325 and 205,208,018 shares issued and outstanding as of September 30, 2020 and December 31, 2019, respectively 2,069 2,052 Additional paid-in capital 4,101,269 4,072,079 Cumulative distributions in excess of net income (689,828) (573,283) Accumulated other comprehensive loss (49,170) (12,388) Total equity 3,364,340 3,488,460 Total liabilities and equity $ 5,991,618 $ 6,069,299 21 SABRA 3Q 2020 SUPPLEMENTAL INFORMATION September 30, 2020

FINANCIAL INFORMATION Condensed Consolidated Financial Statements Condensed Consolidated Statements of Cash Flows Dollars in thousands Nine Months Ended September 30, 2020 2019 Cash flows from operating activities: Net income $ 101,300 $ 29,277 Adjustments to reconcile net income to net cash provided by operating activities: Depreciation and amortization 132,579 137,517 Non-cash rental and related revenues 1,340 (12,965) Non-cash interest income (1,743) (1,680) Non-cash interest expense 6,527 7,846 Stock-based compensation expense 5,651 8,829 Non-cash lease termination income — (9,725) Loss on extinguishment of debt 531 10,763 Provision for loan losses and other reserves 706 1,457 Net gain on sales of real estate (2,828) (1,216) Impairment of real estate 3,154 119,102 Loss from unconsolidated joint venture 13,037 5,635 Distributions of earnings from unconsolidated joint venture 11,318 10,162 Changes in operating assets and liabilities: Accounts receivable, prepaid expenses and other assets, net (3,523) (7,252) Accounts payable and accrued liabilities (2,594) (20,769) Net cash provided by operating activities 265,455 276,981 Cash flows from investing activities: Acquisition of real estate (92,945) (14,977) Origination and fundings of loans receivable (1,651) (9,441) Origination and fundings of preferred equity investments (20,059) — Additions to real estate (32,416) (15,985) Repayments of loans receivable 3,095 13,761 Repayments of preferred equity investments 3,399 3,672 Net proceeds from the sales of real estate 8,754 321,715 Distributions in excess of earnings from unconsolidated joint venture 1,305 — Buyout of noncontrolling interests — (200) Net cash (used in) provided by investing activities (130,518) 298,545 Cash flows from financing activities: Net borrowings from (repayments of) revolving credit facility 56,000 (424,000) Proceeds from issuance of senior unsecured notes — 297,039 Principal payments on senior unsecured notes — (500,000) Principal payments on secured debt (2,396) (2,566) Payments of deferred financing costs (819) (14,001) Payments related to extinguishment of debt — (6,897) Distributions to noncontrolling interest — (116) Issuance of common stock, net 20,961 302,030 Dividends paid on common stock (215,747) (247,222) Net cash used in financing activities (142,001) (595,733) Net decrease in cash, cash equivalents and restricted cash (7,064) (20,207) Effect of foreign currency translation on cash, cash equivalents and restricted cash (230) 211 Cash, cash equivalents and restricted cash, beginning of period 49,143 59,658 Cash, cash equivalents and restricted cash, end of period $ 41,849 $ 39,662 Supplemental disclosure of cash flow information: Interest paid $ 67,995 $ 100,230 Supplemental disclosure of non-cash investing activities: Decrease in loans receivable and other investments due to acquisition of real estate $ 20,731 $ — Secured debt assumed by buyers in connection with sales of real estate $ 31,830 $ — 22 SABRA 3Q 2020 SUPPLEMENTAL INFORMATION September 30, 2020

SABRA
FINANCIAL INFORMATION
FFO, Normalized FFO, AFFO and Normalized AFFO

FFO, Normalized FFO, AFFO and Normalized AFFO

Dollars in thousands

	Three Months Ended September 30, 2020	Three Months Ended September 30, 2019	Nine Months Ended September 30, 2020	Nine Months Ended September 30, 2019
Net income attributable to common stockholders	$ 36,460	$ 23,282	$ 101,300	$ 29,255
Add:				
Depreciation and amortization of real estate assets	44,209	43,092	132,579	137,517
Depreciation and amortization of real estate assets related to noncontrolling interest	—	(14)	—	(93)
Depreciation and amortization of real estate assets related to unconsolidated joint venture	10,391	5,439	21,525	16,102
Net (gain) loss on sales of real estate	(2,715)	19	(2,828)	(1,216)
Net (gain) loss on sales of real estate related to unconsolidated joint venture	(7,537)	—	3,271	1,690
Impairment of real estate	3,154	13,966	3,154	119,102
FFO attributable to common stockholders	$ 83,962	$ 85,784	$ 259,001	$ 302,357
Write-offs of straight-line rental income receivable and lease intangibles	14,522	1,460	21,200	7,326
Lease termination income	(300)	—	(300)	(66,948)
Loss on extinguishment of debt	139	644	531	10,763
Provision for doubtful accounts and loan losses, net	(90)	57	706	1,457
Other normalizing items [(1)]	589	2,163	(1,197)	5,216
Normalized FFO attributable to common stockholders	$ 98,822	$ 90,108	$ 279,941	$ 260,171
FFO attributable to common stockholders	$ 83,962	$ 85,784	$ 259,001	$ 302,357
Merger and acquisition costs	5	130	433	192
Stock-based compensation expense	916	3,259	5,651	8,829
Non-cash rental and related revenues	7,907	(4,958)	1,340	(12,965)
Non-cash interest income	(608)	(555)	(1,743)	(1,680)
Non-cash interest expense	2,069	2,523	6,527	7,846
Non-cash portion of loss on extinguishment of debt	139	642	531	3,866
Provision for loan losses and other reserves	(90)	57	706	1,457
Non-cash lease termination income	—	—	—	(9,725)
Other non-cash adjustments related to unconsolidated joint venture	394	777	1,337	2,923
Other non-cash adjustments	110	(3)	137	95
AFFO attributable to common stockholders	$ 94,804	$ 87,656	$ 273,920	$ 303,195
Cash portion of lease termination income	(300)	—	(300)	(57,223)
Cash portion of loss on extinguishment of debt	—	2	—	6,897
Other normalizing items [(1)]	567	2,050	(1,259)	5,067
Normalized AFFO attributable to common stockholders	$ 95,071	$ 89,708	$ 272,361	$ 257,936
Amounts per diluted common share attributable to common stockholders:				
Net income	$ 0.18	$ 0.12	$ 0.49	$ 0.16
FFO	$ 0.41	$ 0.45	$ 1.25	$ 1.64
Normalized FFO	$ 0.48	$ 0.47	$ 1.36	$ 1.41
AFFO	$ 0.46	$ 0.46	$ 1.32	$ 1.63
Normalized AFFO	$ 0.46	$ 0.47	$ 1.31	$ 1.39
Weighted average number of common shares outstanding, diluted:				
Net income, FFO and Normalized FFO	206,727,167	191,952,389	206,442,674	184,698,411
AFFO and Normalized AFFO	207,523,386	192,590,320	207,288,178	185,480,674

(1) FFO and AFFO for the nine months ended September 30, 2020 includes $2.3 million earned during the period related to legacy Care Capital Properties, Inc. investments. In addition, other normalizing items for FFO and AFFO include triple-net operating expenses, net of recoveries.

23 SABRA 3Q 2020 SUPPLEMENTAL INFORMATION September 30, 2020

FINANCIAL INFORMATION Components of Net Asset Value (NAV) We disclose components of our business relevant to calculate NAV. We consider NAV to be a useful supplemental measure that assists both management and investors to estimate the fair value of our Company. The calculation of NAV involves significant estimates and can be calculated using various methods. Each individual investor must determine the specific methodology, assumptions and estimates to use to arrive at an estimated NAV of the Company. The components of NAV do not consider potential changes in our investment portfolio. The components include non-GAAP financial measures, such as Cash NOI. Although these measures are not presented in accordance with GAAP, investors can use these non-GAAP financial measures as supplemental information to evaluate our business. Annualized Cash NOI Dollars in thousands Skilled Nursing/Transitional Care $ 320,009 Senior Housing - Leased 49,877 Senior Housing - Managed — Wholly-Owned 46,578 Senior Housing - Managed — Sabra’s share of unconsolidated joint venture 29,338 Specialty Hospitals and Other 52,717 Annualized Cash NOI (excluding loans receivable and other investments) $ 498,519 Obligations Dollars in thousands Secured debt (1) $ 80,124 Unsecured senior notes (1) 1,250,000 Revolving credit facility 56,000 Term loans (1) 1,048,538 Sabra’s share of unconsolidated joint venture debt (2) 376,026 Total Debt 2,810,688 Add (less): Cash and cash equivalents and restricted cash (41,849) Sabra’s share of unconsolidated joint venture cash and cash equivalents and restricted cash (3) (10,126) Accounts payable and accrued liabilities (4) 93,937 Net obligations $ 2,852,650 Other Assets Dollars in thousands Loans receivable and other investments, net $ 103,820 Accounts receivable, prepaid expenses and other assets, net (4) 50,592 Total other assets $ 154,412 Common Shares Outstanding Total shares 206,928,325 (1) Amounts represent principal amounts due and exclude deferred financing costs, net and premiums/discounts, net. (2) Represents Sabra’s 49% share of unconsolidated Enlivant joint venture’s debt. (3) Represents Sabra’s 49% share of unconsolidated Enlivant joint venture’s cash and cash equivalents and restricted cash. (4) Includes balances that impact cash or NOI and excludes non-cash items. 24 SABRA 3Q 2020 SUPPLEMENTAL INFORMATION September 30, 2020

APPENDIX Disclaimer Disclaimer This supplement contains “forward-looking” statements as defined in the Private Securities Litigation Reform Act of 1995. These statements may be identified, without limitation, by the use of “expects,” “believes,” “intends,” “should” or comparable terms or the negative thereof. Examples of forward- looking statements include all statements regarding our expected future financial position, results of operations, cash flows, liquidity, business strategy, growth opportunities, potential investments, and plans and objectives for future operations. Our actual results may differ materially from those projected or contemplated by our forward-looking statements as a result of various factors, including among others, the following: the ongoing COVID-19 pandemic and measures intended to prevent its spread, including the impact on our tenants, operators and Senior Housing - Managed communities; our dependence on the operating success of our tenants; the potential variability of our reported rental and related revenues following the adoption of Accounting Standards Update (“ASU”) 2016-02, Leases, as amended by subsequent ASUs (“Topic 842”) on January 1, 2019; operational risks with respect to our Senior Housing - Managed communities; the effect of our tenants declaring bankruptcy or becoming insolvent; our ability to find replacement tenants and the impact of unforeseen costs in acquiring new properties; the impact of litigation and rising insurance costs on the business of our tenants; the possibility that Sabra may not acquire the remaining majority interest in the Enlivant joint venture; risks associated with our investments in joint ventures; changes in healthcare regulation and political or economic conditions; the impact of required regulatory approvals of transfers of healthcare properties; competitive conditions in our industry; our concentration in the healthcare property sector, particularly in skilled nursing/transitional care facilities and senior housing communities, which makes our profitability more vulnerable to a downturn in a specific sector than if we were investing in multiple industries; the significant amount of and our ability to service our indebtedness; covenants in our debt agreements that may restrict our ability to pay dividends, make investments, incur additional indebtedness and refinance indebtedness on favorable terms; increases in market interest rates; the potential phasing out of the London Interbank Offered Rate (“LIBOR”) benchmark after 2021; our ability to raise capital through equity and debt financings; changes in foreign currency exchange rates; the relatively illiquid nature of real estate investments; the loss of key management personnel; uninsured or underinsured losses affecting our properties and the possibility of environmental compliance costs and liabilities; the impact of a failure or security breach of information technology in our operations; our ability to maintain our status as a real estate investment trust (“REIT”) under the federal tax laws; changes in tax laws and regulations affecting REITs (including the potential effects of the Tax Cuts and Jobs Act); compliance with REIT requirements and certain tax and tax regulatory matters related to our status as a REIT; and the ownership limits and takeover defenses in our governing documents and under Maryland law, which may restrict change of control or business combination opportunities.  Additional information concerning risks and uncertainties that could affect our business can be found in our filings with the Securities and Exchange Commission (the “SEC”), including in Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2019 and in Part II, Item 1A of our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020. We do not intend, and we undertake no obligation, to update any forward-looking information to reflect events or circumstances after the date of this supplement or to reflect the occurrence of unanticipated events, unless required by law to do so. Note Regarding Non-GAAP Financial Measures This supplement includes the following financial measures defined as non-GAAP financial measures by the SEC: net operating income (“NOI”), Cash NOI, funds from operations attributable to common stockholders (“FFO”), Normalized FFO, Adjusted FFO (“AFFO”), Normalized AFFO, FFO per diluted common share, Normalized FFO per diluted common share, AFFO per diluted common share, Normalized AFFO per diluted common share and Adjusted EBITDA (defined below). These measures may be different than non-GAAP financial measures used by other companies, and the presentation of these measures is not intended to be considered in isolation or as a substitute for financial information prepared and presented in accordance with U.S. generally accepted accounting principles. An explanation of these non-GAAP financial measures is included under “Reporting Definitions” in this supplement and reconciliations of these non-GAAP financial measures to the GAAP financial measures we consider most comparable are included on the Investors section of our website at http://www.sabrahealth.com/investors/financials/reports-presentations/non-gaap. Tenant and Borrower Information This supplement includes information regarding certain of our tenants that lease properties from us and our borrowers, most of which are not subject to SEC reporting requirements. The information related to our tenants and borrowers that is provided in this supplement has been provided by, or derived from information provided by, such tenants and borrowers. We have not independently verified this information. We have no reason to believe that such information is inaccurate in any material respect. We are providing this data for informational purposes only. Sabra Information The information in this supplemental information package should be read in conjunction with the Company's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other information filed with the SEC. The Reporting Definitions and Reconciliations of Non-GAAP Measures are an integral part of the information presented herein. On Sabra’s website, www.sabrahealth.com, you can access, free of charge, Sabra's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, as soon as reasonably practicable after such material is filed with, or furnished to, the SEC. The information contained on Sabra’s website is not incorporated by reference into, and should not be considered a part of, this supplemental information package. All material filed with the SEC can also be accessed through its website, www.sec.gov. For more information, contact Investor Relations at (888) 393-8248 or investorrelations@sabrahealth.com. 25 SABRA 3Q 2020 SUPPLEMENTAL INFORMATION September 30, 2020

APPENDIX Reporting Definitions Adjusted EBITDA* Adjusted EBITDA is calculated as earnings before interest, taxes, depreciation and amortization (“EBITDA”) excluding the impact of merger-related costs, stock-based compensation expense under the Company's long-term equity award program, and loan loss reserves. Adjusted EBITDA is an important non- GAAP supplemental measure of operating performance. Annualized Cash Net Operating Income (“Annualized Cash NOI”)* The Company believes that net income attributable to common stockholders as defined by GAAP is the most appropriate earnings measure. The Company considers Annualized Cash NOI an important supplemental measure because it allows investors, analysts and its management to evaluate the operating performance of its investments. The Company defines Annualized Cash NOI as Annualized Revenues less operating expenses, excluding expenses related to the COVID-19 pandemic, and non-cash revenues and expenses. Annualized Cash NOI excludes all other financial statement amounts included in net income. Annualized Revenues  The annual contractual rental revenues under leases and interest and other income generated by the Company’s loans receivable and other investments based on amounts invested and applicable terms as of the end of the period presented. Annualized Revenues do not include tenant recoveries, additional rents or government grant income and are net of repositioning reserves, if applicable. Cash Net Operating Income (“Cash NOI”)*    The Company believes that net income attributable to common stockholders as defined by GAAP is the most appropriate earnings measure. The Company considers Cash NOI an important supplemental measure because it allows investors, analysts and its management to evaluate the operating performance of its investments. The Company defines Cash NOI as total revenues less operating expenses and non-cash revenues and expenses. Cash NOI excludes all other financial statement amounts included in net income. Consolidated Debt  The principal balances of the Company’s revolving credit facility, term loans, senior unsecured notes, and secured indebtedness as reported in the Company’s consolidated financial statements. Consolidated Debt, Net The carrying amount of the Company’s revolving credit facility, term loans, senior unsecured notes, and secured indebtedness, as reported in the Company’s consolidated financial statements. Consolidated Enterprise Value The Company believes Consolidated Enterprise Value is an important measurement as it is a measure of a company’s value. The Company calculates Consolidated Enterprise Value as market equity capitalization plus Consolidated Debt. Market equity capitalization is calculated as (i) the number of shares of common stock multiplied by the closing price of the Company’s common stock on the last day of the period presented plus (ii) the number of shares of preferred stock multiplied by the closing price of the Company’s preferred stock on the last day of the period presented. Consolidated Enterprise Value includes the Company’s market equity capitalization and Consolidated Debt, less cash and cash equivalents. EBITDARM  Earnings before interest, taxes, depreciation, amortization, rent and management fees (“EBITDARM”) for a particular facility accruing to the operator/tenant of the property (not the Company), for the period presented. The Company uses EBITDARM in determining EBITDARM Coverage. EBITDARM has limitations as an analytical tool. EBITDARM does not reflect historical cash expenditures or future cash requirements for facility capital expenditures or contractual commitments. In addition, EBITDARM does not represent a property’s net income or cash flows from operations and should not be considered an alternative to those indicators. The Company utilizes EBITDARM to evaluate the core operations of the properties by eliminating management fees, which may vary by operator/tenant and operating structure, and as a supplemental measure of the ability of the Company’s operators/tenants and relevant guarantors to generate sufficient liquidity to meet related obligations to the Company. EBITDARM Coverage  Represents the ratio of EBITDARM to cash rent for owned facilities (excluding Senior Housing - Managed communities) for the period presented. EBITDARM Coverage is a supplemental measure of a property’s ability to generate cash flows for the operator/tenant (not the Company) to meet the operator’s/tenant’s related cash rent and other obligations to the Company. However, its usefulness is limited by, among other things, the same factors that limit the usefulness of EBITDARM. EBITDARM Coverage includes only Stabilized Facilities and excludes facilities for which data is not available or meaningful. 26 SABRA 3Q 2020 SUPPLEMENTAL INFORMATION September 30, 2020

APPENDIX Reporting Definitions Funds From Operations Attributable to Common Stockholders (“FFO”) and Adjusted Funds from Operations Attributable to Common Stockholders (“AFFO”)*  The Company believes that net income attributable to common stockholders as defined by GAAP is the most appropriate earnings measure. The Company also believes that funds from operations attributable to common stockholders, or FFO, as defined in accordance with the definition used by the National Association of Real Estate Investment Trusts (“Nareit”), and adjusted funds from operations attributable to common stockholders, or AFFO (and related per share amounts) are important non-GAAP supplemental measures of the Company’s operating performance. Because the historical cost accounting convention used for real estate assets requires straight-line depreciation (except on land), such accounting presentation implies that the value of real estate assets diminishes predictably over time. However, since real estate values have historically risen or fallen with market and other conditions, presentations of operating results for a real estate investment trust that uses historical cost accounting for depreciation could be less informative. Thus, Nareit created FFO as a supplemental measure of operating performance for real estate investment trusts that excludes historical cost depreciation and amortization, among other items, from net income attributable to common stockholders, as defined by GAAP. FFO is defined as net income attributable to common stockholders, computed in accordance with GAAP, excluding gains or losses from real estate dispositions and the Company’s share of gains or losses from real estate dispositions related to its unconsolidated joint venture, plus real estate depreciation and amortization, net of amounts related to noncontrolling interests, plus the Company’s share of depreciation and amortization related to its unconsolidated joint venture, and real estate impairment charges. AFFO is defined as FFO excluding merger and acquisition costs, stock-based compensation expense, non-cash rental and related revenues, non- cash interest income, non-cash interest expense, non-cash portion of loss on extinguishment of debt, provision for loan losses and other reserves, non-cash lease termination income and deferred income taxes, as well as other non-cash revenue and expense items (including ineffectiveness gain/loss on derivative instruments, and non-cash revenue and expense amounts related to noncontrolling interests) and the Company’s share of non-cash adjustments related to its unconsolidated joint venture. The Company believes that the use of FFO and AFFO (and the related per share amounts), combined with the required GAAP presentations, improves the understanding of the Company’s operating results among investors and makes comparisons of operating results among real estate investment trusts more meaningful. The Company considers FFO and AFFO to be useful measures for reviewing comparative operating and financial performance because, by excluding the applicable items listed above, FFO and AFFO can help investors compare the operating performance of the Company between periods or as compared to other companies. While FFO and AFFO are relevant and widely used measures of operating performance of real estate investment trusts, they do not represent cash flows from operations or net income attributable to common stockholders as defined by GAAP and should not be considered an alternative to those measures in evaluating the Company’s liquidity or operating performance. FFO and AFFO also do not consider the costs associated with capital expenditures related to the Company’s real estate assets nor do they purport to be indicative of cash available to fund the Company’s future cash requirements. Further, the Company’s computation of FFO and AFFO may not be comparable to FFO and AFFO reported by other real estate investment trusts that do not define FFO in accordance with the current Nareit definition or that interpret the current Nareit definition or define AFFO differently than the Company does. Investment Represents the carrying amount of real estate assets after adding back accumulated depreciation and amortization and excludes net intangible assets and liabilities. Investment also includes the Company’s pro rata share of the real estate assets held in the Company’s unconsolidated joint venture. Market Capitalization Total common shares of Sabra outstanding multiplied by the closing price per common share as of a given period. Net Operating Income (“NOI”)*   The Company believes that net income attributable to common stockholders as defined by GAAP is the most appropriate earnings measure. The Company considers NOI an important supplemental measure because it allows investors, analysts and its management to evaluate the operating performance of its investments. The Company defines NOI as total revenues less operating expenses. NOI excludes all other financial statement amounts included in net income. Normalized FFO and Normalized AFFO* Normalized FFO and Normalized AFFO represent FFO and AFFO, respectively, adjusted for certain income and expense items that the Company does not believe are indicative of its ongoing operating results. The Company considers Normalized FFO and Normalized AFFO to be useful measures to evaluate the Company’s operating results excluding these income and expense items to help investors compare the operating performance of the Company between periods or as compared to other companies. Normalized FFO and Normalized AFFO do not represent cash flows from operations or net income as defined by GAAP and should not be considered an alternative to those measures in evaluating the Company’s liquidity or operating performance. Normalized FFO and Normalized AFFO also do not consider the costs associated with capital expenditures related to the Company’s real estate assets nor do they purport to be indicative of cash available to fund the Company’s future cash requirements. Further, the Company’s computation of Normalized FFO and Normalized AFFO may not be comparable to Normalized FFO and Normalized AFFO reported by other real estate investment trusts that do not define FFO in accordance with the current Nareit definition or that interpret the current Nareit definition or define FFO and AFFO or Normalized FFO and Normalized AFFO differently than the Company does. Occupancy Percentage Occupancy Percentage represents the facilities’ average operating occupancy for the period indicated. The percentages are calculated by dividing the actual census from the period presented by the available beds/units for the same period. Occupancy includes only Stabilized Facilities and excludes facilities for which data is not available or meaningful. Occupancy Percentage for the Company’s unconsolidated joint venture is weighted to reflect the Company’s pro rata share. 27 SABRA 3Q 2020 SUPPLEMENTAL INFORMATION September 30, 2020

APPENDIX Reporting Definitions REVPOR REVPOR represents the average revenues generated per occupied room per month at Senior Housing - Managed communities for the period indicated. It is calculated as resident fees and services revenues, excluding government grant income, divided by average monthly occupied room days. REVPOR includes only Stabilized Facilities. REVPOR for the Company’s unconsolidated joint venture is weighted to reflect the Company’s pro rata share. Senior Housing  Senior Housing communities include independent living, assisted living, continuing care retirement and memory care communities. Senior Housing - Managed Senior Housing communities operated by third-party property managers pursuant to property management agreements. Skilled Mix  Skilled Mix is defined as the total Medicare and non-Medicaid managed care patient revenue at Skilled Nursing/Transitional Care facilities divided by the total revenues at Skilled Nursing/Transitional Care facilities for the period indicated. Skilled Mix includes only Stabilized Facilities and excludes facilities for which data is not available or meaningful. Skilled Nursing/Transitional Care Skilled Nursing/Transitional Care facilities include skilled nursing, transitional care, multi-license designation and mental health facilities. Specialty Hospitals and Other Includes acute care, long-term acute care, rehabilitation and behavioral hospitals, facilities that provide residential services, which may include assistance with activities of daily living, and other facilities not classified as Skilled Nursing/Transitional Care or Senior Housing. Stabilized Facility At the time of acquisition, the Company classifies each facility as either stabilized or non-stabilized. In addition, the Company may classify a facility as non- stabilized after acquisition. Circumstances that could result in a facility being classified as non-stabilized include newly completed developments, facilities undergoing major renovations or additions, facilities being repositioned or transitioned to new operators, and significant transitions within the tenants’ business model. Such facilities are typically reclassified to stabilized upon the earlier of maintaining consistent occupancy (85% for Skilled Nursing/ Transitional Care facilities and 90% for Senior Housing communities) or 24 months after the date of classification as non-stabilized. Stabilized Facilities exclude (i) facilities held for sale, (ii) strategic disposition candidates, (iii) facilities being transitioned to a new operator, (iv) facilities being transitioned from being leased by the Company to being operated by the Company and (v) facilities acquired during the three months preceding the period presented. Total Debt Consolidated Debt plus the Company’s pro rata share of the principal balances of the debt of the Company’s unconsolidated joint venture. Total Debt, Net Consolidated Debt, Net plus the Company’s pro rata share of the carrying amount of the debt of the Company’s unconsolidated joint venture. Total Enterprise Value Consolidated Enterprise Value plus the Company’s pro rata share of the principal balances of the debt of the Company’s unconsolidated joint venture. *Non-GAAP Financial Measures Reconciliations, definitions and important discussions regarding the usefulness and limitations of the Non-GAAP Financial Measures used in this supplement can be found at http://www.sabrahealth.com/investors/financials/reports-presentations/non-gaap. 28 SABRA 3Q 2020 SUPPLEMENTAL INFORMATION September 30, 2020